SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               June 13, 2000
                              Date of Report
                     (Date of Earliest Event Reported)

                      MAYFORD ACQUISITION CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                           15635 Vision Drive
                   Pflugerville, Texas 78660-3203
                 (Address of principal executive offices)

                               512/251-3484
                      (Registrant's telephone number)

                            1504 R Street, N.W.
                          Washington, D.C. 20009
                             (Former address)

  Delaware                        0-28681                      52-2201514
 (State or other                 (Commission                (I.R.S. Employer
jurisdiction of incorporation)   File Number)          Identification Number)

      ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

              (a)  Pursuant to an Agreement and Plan of
      Reorganization (the "Acquisition Agreement"), Syntec Acquisition Corporation ("Syntec") has acquired all the outstanding shares of common stock of Mayford Acquisition Corporation ("Mayford"), a Delaware corporation, from the shareholder thereof in an exchange for an aggregate of 120,000 shares of common stock of Syntec (the "Acquisition") in contemplation of the combination of Syntec and Mayford.

              A copy of the Acquisition Agreement is filed as an exhibit to this Current Report and is incorporated in its entirety herein. The foregoing description is modified by such reference.

              Syntec provides customized integrated
      manufacturing services to original equipment manufacturers in the electronics industry.

      MANAGEMENT

      Name                  Age        Position

      Jose G. Chavez        49         Chief Executive Officer, Chairman of
                                       the Board

      Jaime J. Munoz        39         President,  Director

      Gustavo A. Cardenas   48         Chief Financial Officer,  Director

      Lynn K. Bishop        61         Vice President of Business Development
              All directors hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Officers serve at the pleasure of the Board of Directors. Set forth below is a summary description of the business experience of each director and officer of the Company.

              JOSE CHAVEZ serves as Chairman of the Board and Chief Executive Officer of Mayford. In July, 1999, Mr. Chavez with Jaime Munoz and Gus Cardenas spearheaded the group that acquired Syntec Acquisition Corporation. Mr. Chavez was a co-founder of Micro-Media Solutions, Inc. a high technology company, leading the development of that two-person start up in 1993 to what is now a multi-million dollar business enterprise. From 1989 to 1991, Mr. Chavez was Plant Manufacturing Manager for CompuAdd Corporation, a personal computer manufacturer. From 1980 to 1989, Mr. Chavez was section head at Hughes Aircraft. Mr. Chavez obtained a Master of Administrative Management from the University of Redlands Business School in 1981and a Bachelor of Science in Electrical Engineering from the University of Texas at El Paso in 1975.

              JAIME MUNOZ serves as President and a director of Mayford. Mr. Munoz joined Mr. Chavez and Mr. Cardenas in the acquisition in July 1999, bringing over 15 years of experience related to all aspects of project management, implementation and daily company operations. Mr. Munoz served as Vice President of Operations for Micro-Media Solutions, Inc. with responsibilities for finances, investor relations, public company compliance, human resources, purchasing, inventory control, liaison for related legal matters, and company administration. Mr. Munoz served as Vice President / Chief Marketing Officer for Infrastructure Services, Inc. in Houston Texas from 1987 to 1997. Mr. Munoz obtained a Bachelor of Science Degree from the University of Texas at El Paso.

              GUS CARDENAS serves as Chief Financial Officer and a director of Mayford. Mr. Cardenas joined Mr. Chavez and Mr. Munoz in the acquisition in July 1999, bringing over 20 years of experience in executive financial management, investment development, strategic planning, and human resource management. In prior years, Mr. Cardenas has held various banking positions with First State Bank, Austin and Del Rio National Bank, Del Rio, Texas such as: Vice President of Mortgage Lending Division, State of Texas; Vice President of Commercial Lending; and Vice President, International Banking. From 1992 to 1995, Mr. Cardenas founded and served as CEO of SFI Group, which provided financial consulting to small and medium size companies. Mr. Cardenas obtained a Bachelor of Business Administration in 1976 from the University of Texas at Austin majoring in Business Management.

           LYNN BISHOP serves as Vice President Business Development of Mayford. Mr. Bishop joined Syntec Executive Officer in May, 1998, bringing 30 years of experience with such computer industry companies as Texas Instruments (Director, Authorized Distribution Program for Computer and Peripheral Product), Hall-Mark Electronics (Vice President and General Manager of Computer Systems Business Segment). Mr. Bishop was also a founding member of Citrix Systems' team (Venture Capital startup through IPO). Most recently Mr. Bishop has served in the Vice President's role at three different telecommunications companies: Racal Datacom, Memotec
      Communications and XEL Communications.

        (b) Mayford intends to recapitalize its
      authorized stock and to subsequently acquire the outstanding shares of Syntec. Upon completion of such reorganization, if effected, Mayford will file a Current Report on Form 8-K.

      ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

              Not applicable

      ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

              Not applicable

      ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

              Not applicable

      ITEM 5.    OTHER EVENTS

              Not applicable

     ITEM 6.    RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

              Not applicable

      ITEM 7.     CHANGE IN FISCAL YEAR

              Not applicable

      ITEM 8.     CHANGE IN FISCAL YEAR

              Not applicable

      EXHIBITS

      2.1.    Agreement and Plan of Reorganization


                                                  SIGNATURES


              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                      MAYFORD ACQUISITION CORPORATION

                                      By /s/ Jose G. Chavez
                                             Chief Executive Officer



              Date: June 26, 2000